EXHIBIT A

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                             REGISTRATION AGREEMENT

          REGISTRATION AGREEMENT ("Agreement") dated as of January 12, 1995, by and among U.S.INTEC,INC., a Texas corporation (the "Company"), DANNY J. ADAIR, President of the Company ("Adair"), and the individuals and the entities named on the signature pages hereto (each referred to herein individually as a "Purchaser" and together as the "Purchasers").

               WHEREAS, Roofin, S.A. Holding ("Roofin") a founding shareholder of the Company, is the owner of 845,290 shares (the "Shares") of common stock par value $.02 per share of the Company (the "Company Common Stock"), which are "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"); and

          WHEREAS, the Company has heretofore agreed that, upon request, it will register all of the Shares held by Roofin or any of its affiliates or assignees at the Company's sole expense; and

          WHEREAS, pursuant to a Stock Purchase Agreement dated October 27, 1994 (the "Stock Purchase Agreement"), Roofin has agreed to sell the Shares to a joint venture controlled by Adair for a cash price of approximately $5,300,000, or $6.27 per share, plus closing costs; and

          WHEREAS, Adair's right under the aforementioned Stock Purchase Agreement, together with the registration rights held by Roofin, are fully assignable; and

          WHEREAS, the Board of Directors of the Company has determined that it would not be in the interest of the Company and its shareholders for the Company to purchase the Shares pursuant to the Stock Purchase Agreement; and

          WHEREAS, Adair has assigned the rights under the Stock Purchase Agreement as to a portion of the Shares to the Purchasers and each Purchaser is willing to exercise those rights with respect to the number of Shares set forth opposite his or its name on the signature pages hereto on the condition that, as assignees of Roofin's registration rights with respect to the Shares and that, accordingly, the Company register the Shares under the Act to permit resales by the Purchasers following consummation of the transactions provided for the Stock Purchase Agreement; and

          WHEREAS, as assignees of Roofin, the Purchasers will be entitled to have the Shares registered under the Act at the Company's sole expense; and

          WHEREAS, the parties wish to set forth in detail the terms upon which the Company will register the Shares purchased from Roofin by the Purchasers;


































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          NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agrees as follows:

          1.   Registration.
               -------------

               (a) In consideration of the Purchasers' willingness to purchase the Shares pursuant to the Stock Purchase Agreement, and subject to the performance by each Purchaser of the covenants set forth in Section 2 hereof and the Purchasers' warranties set forth in Section 5 hereof, the Company shall promptly prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Registration Statement") with respect to the offering and sale of the Shares by the Purchasers on a delayed or continuous basis pursuant to Rule 415 under the Act, and shall use diligent efforts to cause the Registration Statement to become effective as soon as possible after the filing thereof so as to permit the secondary resale of the Shares by the Purchasers. As used herein, the term "Registration Statement" means the Registration Statement, including exhibits and financial statements and schedules and documents incorporated by reference therein, as amended, when it becomes effective under the Act and, in the case of the references to the Registration Statement as of a date subsequent to the effective date, as amended or supplemented as of such date. As used herein,the term "Prospectus" means the prospectus included in the Registration Statement as of the date it becomes effective under the Act and, in the case of references to the Prospectus as of a date subsequent to the effective date of the Registration Statement, as amended or supplemented as of such date, including all documents incorporated by reference therein, as amended, and each prospectus supplement relating to the offering and sale of any of the Shares.

          (b) The Company will use its diligent efforts to cause the Registration Statement to remain effective, and to file with the Commission such amendments and supplements as may be necessary to keep the Prospectus current and compliance in all material respects with the Act, until the sooner to occur of the following events: (i) the expiration of a three-year period following the date of this Agreement; and (ii) the sale of all of the Shares covered by the Registration Statement, whether pursuant to the Registration Statement or otherwise. Notwithstanding the foregoing, the Company shall not be required to keep the Registration Statement effective, and the Purchasers shall not distribute any Shares pursuant thereto if, in the written opinion of counsel to the Company addressed to the Purchasers and to the transfer agent and registrar for the Company Common Stock, the Shares may be sold by the Purchasers without registration or restriction.

          (c) The Company shall furnish to each Purchaser a conformed copy of the Registration Statement as declared effective by the Commission and of each post-effective amendment thereto, and such number of copies of the final Prospectus and of each post-effective amendment or supplement thereto as may reasonably be required to facilitate the distribution of the Shares. Promptly after the Registration Statement has been declared effective by the Commission, the Company shall furnish to the Purchasers the written opinion of counsel to the Company to the effect that (i) the Registration Statement is effective under the Act and to the















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best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are threatened by the Commission and (ii) the Shares may be sold without further registration under the Act in accordance with the plan of distribution set forth in such Registration Statement.

          (d) The Registration Statement shall be prepared by the Company in accordance with the Act and the rules and regulations promulgated thereunder. The section of the Registration Statement entitled "Selling Shareholders" shall be prepared in accordance with the requirements of Item 507 of Regulation S-K promulgated by the Commission under the Act ("Regulation S-K") and shall be based upon the information provided by the Purchasers to the Company pursuant to
Section 4(a). The section of the Registration Statement entitled "Plan of Distribution" shall be prepared in accordance with the requirements of Item 508(c)(2) of Regulation S-K.

          (c) Promptly after having been notified by any Purchaser of such Purchaser's intention to distribute Shares in a manner contemplated by the Registration Statement in the section entitled "Plan of Distribution" and after having received the information required to be delivered to the Company by such Purchaser as provided in Section 3 (c), the Company will, if necessary, (i) prepare a supplement to the Prospectus based upon the information so provided and file the same with the Commission pursuant to Rule 424(b) under the Act and
(ii) register or qualify the Shares to be sold under the securities or blue sky laws of Texas and New York and of such other jurisdictions in the United States as such Purchaser shall reasonably request; provided however, that the Company
                                             -------- -------
shall in no event be required to qualify to do business as a foreign corporation or as a dealer in any jurisdiction where it is not so qualified, to conform its capitalization or the composition of its assets at the time to the securities or blue sky laws of any such jurisdiction, to execute or file any general consent to service of process under the laws of any jurisdiction, to take any action that would subject it to service of process in suits other than those arising out of the offer and sale of Shares, or to subject itself to taxation in any jurisdiction where it has not theretofore done so.

          2.   Expenses of Registration.     All expenses in connection with the
               ------------------------
Registration Statement, any qualification or compliance with the federal or state laws required in connection therewith, and the distribution of the Shares, shall, as between the Purchasers and the Company, be borne as follows:

               (a) The Company shall pay and be responsible for the registration fee payable under the Act, blue sky fees and expenses if applicable (subject to the limitations set forth in Section 1 (e)), and all fees and disbursements of the Company's counsel and accountants. The Company will not engage the services of a printer with respect to the Registration Statement or the Prospectus, but will arrange for the photocopying thereof and bear the photocopying costs.

               (b) The purchasers shall pay all fees and disbursements of their own counsel and advisers, all stock transfer fees (including the cost of all transfer tax stamps) or




















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expenses, if any, and all other expenses (including brokerage discounts, commissions and fees) related to the distribution of the Shares that have not expressly been assumed by the Company as set forth above.

          3.   Purchasers' Covenants Regarding the Shares.  Each Purchaser
               ------------------------------------------
covenants and agrees with the Company that:

               (a) Such Purchasers will cooperate with the Company in connection with the preparation of the Registration Statement, and for so long as the Company is obligated to keep the Registration Statement effective, such Purchaser will provide to the Company, in writing, for use in the Registration Statement, all information regarding such Purchaser and such other information as may be necessary to enable the Company to prepare the Registration Statement and Prospectus covering the Shares and to maintain the currency and effectiveness thereof.

               (b) During such time as such Purchaser may be engaged in a distribution of the Shares, such Purchaser will comply with Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") and pursuant thereto will, among other things: (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such Rules; (ii) distribute the Shares owned by such Purchaser solely in the manner described in the Registration Statement; (iii) cause to be furnished to each agent or broker-dealer to or through whom the Shares owned by such Purchaser may be offered, or to the offeree if an offer is made directly by the Purchaser, such copies of the Prospectus (as amended and supplemented to such date) and documents incorporated by reference therein as may be required by such agent, broker-dealer or offeree; and (iv) not bid for or purchase any securities of the Company or attempt to induce any person to purchase any securities of the Company other than as permitted under the Exchange Act.

               (c) On notice from the Company that it requires, under applicable law, the suspension by such Purchaser of the distribution of any of the Shares, then such Purchaser shall suspend distributing Shares until such time as the Company notifies such Purchaser that distribution of the Shares may recommence; provided that the period of such suspension shall not exceed 10 days unless such Purchaser has been furnished a written opinion of counsel to the Company stating the reason or reasons why such suspension must be for a longer period.

          4.   Indemnification.
               ---------------

               (a) The Company agrees to indemnify and hold harmless each Purchaser, its directors and officers (if any) and each person (if any) who controls such Purchaser within the meaning of either the Act or the Exchange Act (collectively, the "Purchaser Indemnified Parties") from and against any losses, claims, damage or liabilities, joint or several, to which such Purchaser Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are based upon any untrue statement or






















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alleged untrue statement of a material fact contained in the Registration
Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and subject to Section 4(c), the Company will reimburse such Purchaser Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim damage or liability as such expenses are incurred; provided however, that
                                                         -------- -------
the Company will not indemnify or hold harmless any Purchaser Indemnified Party from or against any loss, claim, damage, liability or expense (i) that arises out of or is based upon any violation of any federal or state securities laws, rules or regulations committed by such Purchaser Indemnified Party (or any agent, broker-dealer or underwriter engaged by them) or (ii) if the untrue statement, omission or allegation thereof upon which such losses, claims, damages, liabilities or expenses are based (x) was made in reliance upon and in conformity with the information provide by such Purchaser specifically for use or inclusion in the Registration Statement, or (y) was made in any Prospectus used after such time as the Company advised such Purchaser that the filing of a post-effective amendment or supplemental thereto was required, except the Prospectus as so amended or supplemented or (z) was made in any Prospectus used after such time as the obligation of the Company hereunder to keep the Registration Statement affective and current has expired.

                (b) Each Purchaser, individually and not jointly, agrees to indemnify and hold harmless, the Company, its directors and officers and each person, if any who controls the Company within the meaning of either Act or Exchange Act (the "Company Indemnified Parties"), from and against any losses, claims, damages or liabilities, joint or several, to which the Company Indemnified Parties may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, if the statement or omission was made in reliance upon and in conformity with the information provided in writing by such Purchaser specifically for use or inclusion in the Registration Statement, or (ii) the use of any Prospectus after such time as the Company has advised such Purchaser that the filing of a post-effective amendment or supplement thereto is required, except the Prospectus as so amended or supplemented, or (iii) the use of any Prospectus after such time as the obligation of the Company hereunder to keep the Registration Statement effective and current has expired, or (iv) any violation by such Purchaser or any person who controls such Purchaser within the meaning of either the Act or the Exchange Act (or any agent, broker-dealer or underwriter engaged by such Purchaser or any such controlling person) of any federal or state securities law or rule or regulation thereunder; and subject to Section 4(c), such Purchaser will reimburse such Company Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with the investigating or defending any such loss, claim, damage or liability as such expenses are incurred.

               (c) Each party entitled to indemnification under this Section 4 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the


















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"Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party may Participate at its own expense in the defense, or if it so elects, to assume the defense of any such claim and any action or proceeding resulting therefrom, including the employment of counsel and the payment of all expenses. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party from its obligations to indemnify such Indemnified Party, except to the extent the Indemnified Party's failure to so notify actually prejudices the Indemnifying Party's ability to defend against such claim, action or proceeding; it being understood and agreed that the failure to so notify the Indemnifying Party prior to the execution of a binding settlement agreement or the entry of a judgement or issuance of an award with respect to a claim, action or proceeding shall constitute actual prejudice to the Indemnifying Party's ability to defend against such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be such Indemnified Party's expense unless (i) the indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include an Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense of such action (in which case, if such Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not assume the defense of such action or proceeding on such Indemnified Party's behalf, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be designated in writing by such Purchaser or the Company as the case may be). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless the Indemnified Party from any against any loss or liability by reason of such settlement or judgment.

               (d) If the indemnification provided for under this Section 4 is unavailable to or insufficient to hold the Indemnified Party harmless under subparagraphs (a) or (b) above in respect of any losses, claims, damages or liabilities referred to therein for any reason other than as specified therein, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the hand and such Indemnified Party on the other in connection with the statements or omissions

















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which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) the Company or the Purchaser, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, the relative benefits received by each party from the sale of the Shares and any other equitable considerations appropriate under the circumstances. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          5.   Representations and Warranties of the Purchasers.  Each of the
               ------------------------------------------------
Purchasers, severally but not jointly, represents and warrants to the Company and Adair that such Purchaser, (a) is an "accredited investor" as defined in Rule 501 (a) under the Act; (b) except for distributions as contemplated by this Agreement, is acquiring the Shares for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof; (c) understands that unless such Shares are sold in accordance with the Plan of Distribution set forth in the Registration Statement provided by this Agreement, they will constitute "restricted securities" as defined in Rule 144 under the Act; (d) further understands that so long as the Shares constitute "restricted securities", the certificates evidencing such Shares will bear a legend to that effect; (e) has been furnished with or given adequate access to all information concerning the Company and its business as such Purchaser has requested; and (f) except for the number of Shares set opposite his or its name on the signature pages hereto, does not own, beneficially or of record, or have the right to acquire any Company Common Stock. Each Purchaser further represents and warrants to the Company and Adair that except as set forth in this Agreement, no officer or director of the Company or any other person affiliated with the Company has made any representations or warranties of any kind or nature to induce such Purchaser to purchase any of the Shares.

          6.   Notices.  All notices and other communications hereunder shall be
               -------
in writing and shall be deemed to have been duly given if sent by hand, by telecopy or by first-class mail, postage prepaid as follows:

               (a)  if to the Company or Adair

                    U.S. Intec, Inc.
                    1212 Brai Drive
                    Port Arthur, Texas  77643
                    Attention:     Roane Ruddy
                                   Chief Financial Officer





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               (b)  if to the Purchasers, at the address of each Purchaser set forth on the signature page hereto.

          7.   Amendment.  Any provision of this Agreement may be amended or
               ---------
modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement. No consent, waiver or similar act shall be effective unless in writing.

          8.   Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9.   Governing Law. This Agreement shall be governed by and
               -------------
interpreted in accordance with the internal laws of the State of Texas, without giving effect to principles of conflicts of laws.

          10.  Assignment.  No Purchaser may assign his or its rights under
               ----------
this Agreement without the prior written consent of the Company, except that any Purchaser may assign its rights under this Agreement to any pledgee provided such pledgee agrees to become bound by the terms hereof. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                   U.S. INTEC, INC.



                                   By:  /s/ Danny J. Adair
                                        -------------------------------
                                        Danny J. Adair
                                        President & Chief Executive Officer



                                        /s/ Danny J. Adair
                                   --------------------------------
                                        Danny J. Adair, Individually









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No. of Shares to be Purchases:          PURCHASERS:

398,790                                 FIRST SOUTHWEST COMPANY



                                        By:  /s/ Hill A. Feinberg
                                             ------------------------------
                                             Hill A. Feinberg
                                             Co-Chief Executive Officer
                                             1700 Pacific Avenue, Suite 500
                                             Dallas, Texas 75201-4652


81,189                                  490 PARK JOINT VENTURE



                                        By:  /s/ James E. Wimberley
                                             ------------------------------
                                             General Partner
                                             490 Park Street
                                             Beaumont, Texas 77701


65,311                                  UMPHREY FAMILY LIMITED PARTNERSHIP



                                        By:  /s/ Walter Umphrey
                                             ------------------------------
                                             General Partner
                                             490 Park Street
                                             Beaumont, Texas 77701







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